As Filed with the Securities and Exchange Commission on December 2, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHINA ZENIX AUTO INTERNATIONAL LIMITED

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

No. 1608, North Circle Road State Highway

Zhangzhou, Fujian Province 363000

People’s Republic of China

(Address of Principal Executive Offices)

2011 Share Incentive Plan of China Zenix Auto International Limited

(Full Title of the Plan)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(Name and Address of Agent for Service)

(212) 750-6474

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐.	Accelerated filer	☐.

Non-accelerated filer	☒. (Do not check if a smaller reporting company)	Smaller reporting company	☐.

Copies to:

Paul W. Boltz, Jr., Esq.

Ropes & Gray LLP

41st Floor, One Exchange Square

8 Connaught Place, Central

Hong Kong S.A.R.

(852) 3664 6519

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value US$0.0001 per share (2)	1,032,200 (3)	US$1.175 (3)	US$1,212,835 (3)
Ordinary Shares, par value US$0.0001 per share (2)	23,967,800 (3)	US$1.0375 (3)	US$24,866,593 (3)
Total	25,000,000 (3)	—	US$26,079,428 (3)	US$2,989

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)	These shares may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents four (4) ordinary shares. American Depositary Shares issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6, as amended (Registration No. 333-173588).

(3)	Pursuant to Rule 457 (c) and Rule 457(h)(1), the maximum aggregate offering price is calculated as the sum of (a) the product of 1,032,200 shares issuable upon the exercise of the outstanding options as of December 2, 2011 multiplied by the exercise price of US$1.175 per share, which is equal to an aggregate offering price of US$1,212,835, and (b) the product of the remaining 23,967,800 shares under the 2011 Share Incentive Plan of China Zenix Auto International Limited (the “Plan”) multiplied by the average of the high and low prices for the Registrant’s ADSs, as quoted on the New York Stock Exchange on November 28, 2011, or US$1.0375 per share, which is equal to an aggregate offering prices of US$24,866,593.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in this Part I will be delivered to the eligible participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by China Zenix Auto International Limited (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated as of their respective dates in this Registration Statement by reference:

(a)	The Registrant’s prospectus, dated May 11, 2011, filed with the Commission pursuant to Rule 424(b) under the Securities Act in connection with the Registrant’s Registration Statement on Form F-1 initially filed with the Commission on April 19, 2011, as amended;

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2010; and

(c)	The description of the Registrant’s ordinary shares which is contained in its Registration Statement on Form 8-A filed with the Commission under the Exchange Act on April 27, 2011, including any amendment or report subsequently filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s memorandum and articles of association provide for the indemnification of its directors and officers against all losses or liabilities incurred or sustained by him or her as a director or officer of the Registrant in defending any proceedings, whether civil or criminal, and this indemnity only applies if he or she acted honestly and in good faith with a view to the best interests of the Registrant and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful. Such indemnification is not permitted under the Registrant’s memorandum and articles of association if the losses or liabilities are from dishonesty or fraud which may attach to its directors or officers.

The Registrant has entered into indemnification agreements with its directors and executive officers to indemnify them to the fullest extent permitted by applicable law and its memorandum and articles of association, from and against all costs, charges, expenses, liabilities and losses incurred in connection with any litigation, suit or proceeding to which such director or executive director is or is threatened to be made a party, witness or other participant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant under the foregoing provisions, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (Incorporated herein by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-173587) filed with the Commission on April 19, 2011).

4.2	Form of Share Certificate of the Registrant (Incorporated herein by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-173587) filed with the Commission on April 19, 2011).

4.3	Form of Deposit Agreement (including Form of American Depositary Receipt) of the Registrant (Incorporated herein by reference to the Registrant’s Registration Statement on Form F-6/A (File No. 333-173588) filed with the Commission on April 27, 2011).

4.4	The Registrant’s 2011 Share Incentive Plan (Incorporated herein by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-173587) filed with the Commission on April 19, 2011).

5.1*	Opinion of Walkers, British Virgin Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered.

23.1*	Consent of Deloitte Touche Tohmatsu, Independent Registered Public Accounting Firm.

23.2	Consent of Walkers (contained in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

*	Filed herewith.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to that information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zhangzhou, China on December 2, 2011.

CHINA ZENIX AUTO INTERNATIONAL LIMITED

By:	/s/ Yifan Li
Name: Yifan Li
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Mr. Jianhui Lai and Mr. Yifan Li, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jianhui Lai	Chief Executive Officer and Director
Jianhui Lai	(principal executive officer)	December 2, 2011

/s/ Yifan Li	Chief Financial Officer
Yifan Li	(principal financial and accounting officer)	December 2, 2011

/s/ Junqiu Gao
Junqiu Gao	Director	December 2, 2011

Signature	Title	Date

/s/ William John Sharp
William John Sharp	Director	December 2, 2011

/s/ Ian Frances Wade
Ian Frances Wade	Director	December 2, 2011

/s/ Yichun Zhang
Yichun Zhang	Director	December 2, 2011

/s/ Diana Arias
Name: Diana Arias Title: Senior Managing Officer, Law Debenture Corporate Services Inc.	Authorized Representative in the United States	December 2, 2011

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (Incorporated herein by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-173587) filed with the Commission on April 19, 2011).

4.2	Form of Share Certificate of the Registrant (Incorporated herein by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-173587) filed with the Commission on April 19, 2011).

4.3	Form of Deposit Agreement (including Form of American Depositary Receipt) of the Registrant (Incorporated herein by reference to the Registrant’s Registration Statement on Form F-6/A (File No. 333-173588) filed with the Commission on April 27, 2011).

4.4	The Registrant’s 2011 Share Incentive Plan (Incorporated herein by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-173587) filed with the Commission on April 19, 2011).

5.1*	Opinion of Walkers, British Virgin Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered.

23.1*	Consent of Deloitte Touche Tohmatsu, Independent Registered Public Accounting Firm.

23.2	Consent of Walkers (contained in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

*	Filed herewith.